Exhibit 99.1

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NEXTGEN ACQUISITION CORPORATION	Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [ ] , 2021.
INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –

If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit:

https://www.cstproxy.com/nextgenacq/sm2021

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NEXTGEN ACQUISITION CORPORATION

Important Notice Regarding the Availability of Proxy Materials for the
Extraordinary General Meeting to be held on [        ], 2021

The notice of extraordinary general meeting and the accompanying proxy statement/prospectus are available at

https://www.cstproxy.com/nextgenacq/sm2021

The undersigned hereby appoints George N. Mattson, Gregory L. Summe and Patrick T. Ford or the Chairperson of the extraordinary general meeting, which we refer together as the “Proxies”, and each of them independently, with full power of substitution as proxies to vote the shares that the undersigned is entitled to vote, which we refer to as the “Shares”, at the extraordinary general meeting of NextGen Acquisition Corporation, a Cayman Islands exempted company, to be held on [     ], 2021 at [     ], Eastern Time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP located at One Manhattan West, New York, NY 10001, or virtually via live webcast at https://www.cstproxy.com/nextgenacq/sm2021, and at any adjournments thereof. Such Shares shall be voted as indicated with respect to the proposals listed below and, unless such authority is withheld on the reverse side hereof, the Proxies’ discretion on such other matters as may properly come before the extraordinary general meeting or any adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said extraordinary general meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY CARD BUT NO DIRECTION IS MADE, YOUR SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ON THE REVERSE SIDE. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued, and to be marked, dated and signed, on the other side)

PROXY THE BOARD OF DIRECTORS OF NEXTGEN ACQUISITION CORPORATION RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 AND 11.	Please mark your votes like this	X

Proposal No. 1 — The BCA Proposal — to consider and vote upon a proposal to approve by ordinary resolution and adopt the Agreement and Plan of Merger, dated as of February 21, 2021, as amended on May 14, 2021 (the “Merger Agreement”), by and among NextGen, Merger Sub and Xos, a copy of which is attached to this proxy statement/prospectus statement as Annex A. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Xos (the “Merger”), with Xos surviving the Merger as a wholly owned subsidiary of New Xos, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in this proxy statement/prospectus (the “BCA Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 — The Domestication Proposal — to consider and vote upon a proposal to approve by special resolution, the change of NextGen’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication” and, together with the Merger, the “Business Combination”) (the “Domestication Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Organizational Documents Proposals — to consider and vote upon the following four separate proposals (collectively, the “Organizational Documents Proposals”) to approve by special resolution, the following material differences between NextGen’s Amended and Restated Memorandum and Articles of Association (as may be amended from time to time, the “Cayman Constitutional Documents”) and the proposed new certificate of incorporation (“Proposed Certificate of Incorporation”) and the proposed new bylaws (“Proposed Bylaws”) of NextGen (a corporation incorporated in the State of Delaware, and the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the “DGCL”)), which will be renamed “Xos, Inc.” in connection with the Business Combination (NextGen after the Domestication, including after such change of name, is referred to herein as “New Xos”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
(D) Proposal No. 6 — Organizational Documents Proposal D — to authorize all other changes in connection with the replacement of Cayman Constitutional Documents with the Proposed Certificate of Incorporation and Proposed Bylaws in connection with the consummation of the Business Combination (copies of which are attached to this proxy statement/prospectus as Annex I and Annex J, respectively), including (1) changing the corporate name from “NextGen Acquisition Corporation” to “Xos, Inc.”, (2) making New Xos’ corporate existence perpetual, (3) adopting Delaware as the exclusive forum for certain stockholder litigation (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware), (4) being subject to the provisions of Section 203 of the DGCL and (5) removing certain provisions related to NextGen’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which NextGen’s board of directors believes is necessary to adequately address the needs of New Xos after the Business Combination (“Organizational Documents Proposal D”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7 — The Director Election Proposal — to consider and vote upon a proposal to approve by ordinary resolution, assuming the BCA Proposal, the Domestication Proposal and the Organizational Documents Proposals are approved, to elect directors who, upon consummation of the Business Combination, will be the directors of New Xos (the “Director Election Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 8 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve by ordinary resolution for purposes of complying with the applicable provisions of The Nasdaq Stock Market Listing Rule 5635, the issuance of New Xos common stock to (a) the PIPE Investors, including the Sponsor Related PIPE Investor, pursuant to the PIPE Investment and (b) the Xos Stockholders pursuant to the Merger Agreement (the “Stock Issuance Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

(A) Proposal No. 3 — Organizational Documents Proposal A — to authorize the change in the authorized share capital of NextGen from 500,000,000 Class A ordinary shares, par value $0.0001 per share (the “NextGen Class A ordinary shares”), 50,000,000 Class B ordinary shares, par value $0.0001 per share (the “NextGen Class B ordinary shares” and, together with the Class A ordinary shares, the “ordinary shares”), and 5,000,000 preferred shares, par value $0.0001 per share (the “NextGen preferred shares”), to 1,000,000,000 shares of common stock, par value $0.0001 per share, of New Xos (the “New Xos common stock”) and 10,000,000 shares of preferred stock, par value $0.0001 per share, of New Xos (the “New Xos preferred stock”) (“Organizational Documents Proposal A”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

(B) Proposal No. 4 — Organizational Documents Proposal B — to authorize the board of directors of New Xos (the “New Xos Board”) to issue any or all shares of New Xos preferred stock in one or more series, with such terms and conditions as may be expressly determined by the New Xos Board and as may be permitted by the DGCL (“Organizational Documents Proposal B”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

(C) Proposal No. 5 — Organizational Documents Proposal C — to provide that the New Xos Board be divided into three classes, with each class made up of, as nearly as may be possible, of one-third of the total number of directors constituting the entire New Xos Board, with only one class of directors being elected in each year and each class serving a three-year term (“Organizational Documents Proposal C”); and	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 9 — The Equity Incentive Plan Proposal — to consider and vote upon a proposal to approve by ordinary resolution, the Xos, Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 10 — The ESPP Proposal — to consider and vote upon a proposal to approve by ordinary resolution, the Xos, Inc. 2021 Employee Stock Purchase Plan (the “ESPP Proposal”); and	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 11 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the “Adjournment Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

CONTROL NUMBER

Signature________________________ Signature, if held jointly___________________________ Date_____________2021.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.